Exhibit 10.1

ASSET PURCHASE AGREEMENT

THIS AGREEMENT made as of the 22ND day of July, 2008

AMONG:

ARCTIC OIL & GAS CORP., a corporation incorporated pursuant to the laws of the State of Nevada having a registered office 1785 E Sahara Ave, Suite 490 Las Vegas, NV 89104, State of Nevada, USA.

(Hereinafter called “ARCTIC”)

AND:
STRATEGIC NINE CORPORATION, a corporation incorporated pursuant to the laws of State of Nevada, having a business office at 1319 S. Orange Grove Ave, Los Angeles CA 90019.

(Hereinafter called “Strategic”)

AND:
STERLING ENERGY TRUST (NZ), a Trust incorporated pursuant to the laws of New Zealand, having a USA business office at 3/44 Thatcher Street, Mission Bay, Auckland, New Zealand.

(Hereinafter called “Sterling”)

AND:
LSKAVYAN ENERGY TRUST, a Trust incorporated pursuant to the laws of Armenia, having a business office at 433 Via Lido Soud, Newport Beach, CA 92663.

(Hereinafter called “Lskavyan”)

WHEREAS:

A.
On April 10th, 2008, Strategic and Sterling filed a claim with the United Nations General Assembly and the United States of America, claiming, as a responsible oil and gas development agent of the “common heritage of mankind”, the sole and exclusive exploitation, development, marketing and extraction rights to the oil and gas resources of the seafloor and subsurface contained with the entire Outer Blake Ridge area beyond the exclusive economic zone of the United States (the “Outer Blake Ridge Claims”).  A copy of the filing is attached hereto as Schedule “A”.

B.	On April 10th 2008, Strategic and Partners lodged an unsolicited Lease Application on the Inner Blake ridge area with the MMS. A copy of the filing is attached hereto as Schedule “B”.

C.	Strategic and Sterling hold 46 and 31 per cent interests, respectively, in the Outer Blake Ridge Claims and Blake Ridge OCS Lease Application.

D.	Lskavyan Energy Trust holds a 9% interest in the Blake Ridge OCS Lease Application.

E.
ARCTIC wishes to purchase a thirty (30) per cent interest in the Outer Blake Ridge Claims and Blake Ridge OCS Lease Application, to be acquired from Strategic (11 per cent), Sterling (10 per cent) and Lskavyan 9 percent.

F.
On May 26th 2008, Strategic and Sterling filed a claim with the United Nations General Assembly and the United States of America, claiming, as a responsible oil and gas development agent of the “common heritage of mankind”, the sole and exclusive exploitation, development, marketing and extraction rights to the oil and gas resources of the seafloor and subsurface contained with the entire Bering Sea Abyssal area beyond the exclusive economic zone of the United States (the “Bering Sea Abyssal Claims”).  A copy of the filing is attached hereto as Schedule “B”.

G.	ARCTIC wishes to purchase a thirty (30) per cent interest in the Bering Sea Abyssal Resources Claims to be acquired from Strategic (10 per cent), Sterling (20 per cent).

H.
Sterling, the original Outer Blake Ridge Claims and Blake Ridge OCS Lease Application and Bering Sea Abyssal Claim founder, shall retain a 10% free-carried equity and a 3% gross production royalty, from any hydrocarbons produced within the Outer Blake Ridge Claims, Blake Ridge OCS lease application and the Bering Sea Abyssal Claim for 150 years from start of commercial production.

NOW THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements provided in this Agreement, and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto agree each with the others as follows:

(a)

INTERPRETATION

(1)    Definitions  Whenever used in this Agreement the following terms shall have the following meanings, respectively:

(a)	“Agreement” means this agreement and the schedules hereto as amended from time to time;

(b)	“Affiliate” means a Subsidiary of a parent company, two Subsidiaries of the same parent company, or two companies controlled (de jure) by the same person;

(c)	“Closing Date” means October 9, 2007 or such other date as may be agreed to among the parties;

(d)	“Closing” means the closing that which will occur on the Closing Date;

(e)	“ARCTIC Shares” means fully voting common shares of par value $0.00001 per share in the common stock of ARCTIC as constituted at the date of this Agreement;

(f)	“NASDAQ” means the National Association of Securities Dealers of the United States automated securities quotation system;

(g)	“Party” and “Parties” means ARCTIC and Strategic and any one or more of them, as the context may require;

(h)	“Subsidiary” means a company controlled (de jure), directly or indirectly, by another company.

(2)    Schedules  The following are the schedules appended to and forming part of this Agreement:

Schedule “A”	-	Outer Blake Ridge Claims United Nations Filing, and Blake Ridge OCS Lease Application.

Schedule “B”	-	Bering Sea Abyssal Claim United Nations Filing.

(b)

PURCHASE OF OUTER BLAKE RIDGE CLAIMS AND BLAKE RIDGE OCS LEASE APPLICATION.

(1)    Outer Blake Ridge Claims and Blake Ridge OCS Lease Application;  In consideration of ARCTIC delivering to Strategic 60,000,000 restricted common shares in the capital of ARCTIC  issued from its treasury to Strategic Sterling and Lskavyan in its own right and as agents for Strategic, Sterling and Laskavyan, on Closing, Strategic, Sterling and Lskavyan shall collectively sell and ARCTIC  shall purchase a thirty per cent interest in the Outer Blake Ridge Claims and Blake Ridge OCS Lease Application.

(2)    Bering Sea Abyssal Claim; In consideration of ARCTIC delivering to Strategic and Sterling 60,000,000 restricted common shares in the capital of ARCTIC  issued from its treasury to Strategic in its own right and as agents for Strategic and Sterling, on Closing, Strategic, and Sterling shall collectively sell and ARCTIC  shall purchase a thirty per cent interest in the Bering Sea Abyssal Claim.

(3)    Deliveries of Strategic on Closing On Closing Strategic and Sterling shall each execute and deliver (i) a certified copy of a resolution or resolutions of the directors of each company authorizing this Agreement; (ii) affirmative vote of its shareholders, as required by applicable corporate or securities laws; and (iii) such other items of documentation as counsel to the Parties and any of them may advise and the Parties or any of them may reasonably request.

(4)    Deliveries of ARCTIC  on Closing  On Closing ARCTIC  shall execute and deliver (i) the ARCTIC  Consideration; (ii) a certified copy of a resolution or resolutions of the directors of ARCTIC  authorizing this Agreement; (iii)  such other items or documentation as counsel to the Parties or any of them may advise and the Parties of any of them may reasonably request.

(5)    Registration of ARCTIC  Shares ARCTIC  shall register the 120,000,000 restricted shares and pay all costs involved in registering the shares to make them free trading at the earliest possible date.

(6)    ARCTIC to Fund Expenditure ARCTIC shall spend the next one million dollars on each of the the properties, then pay 35% share of future project costs on each of the properties.

(7)    Right to Rescind Agreement if ARCTIC becomes Unable to Operate Effectively:  Strategic has at it’s sole discretion, the right to return the shares to ARCTIC and rescind this agreement with no penalty within 120 days if either: (i) ARCTIC becomes embroiled in legal disputes with shareholders or other parties. Or (2) ARCTIC fails to secure working capital to move the project forward.

(c)

REPRESENTATIONS AND WARRANTIES

(1)    Representations and Warranties of ARCTIC   ARCTIC hereby represents and warrants to Strategic as follows:

(a)
Organization ARCTIC  is a corporation duly incorporated and organized and validly subsisting under the laws of the State of Nevada and has all requisite corporate power, capacity and authority to own or lease its property and assets.

(b)	Power and Authority ARCTIC has all requisite corporate power, authority and capacity to perform the obligations of ARCTIC provided in this Agreement.

(d)
Enforceability   This Agreement and all other agreements and documents required to be delivered by ARCTIC  pursuant to this Agreement constitute, or at the time of delivery of the same will constitute, legal, valid and binding enforceable obligations of ARCTIC .

(e)
Authorized and Issued Capital The authorized capital of ARCTIC  consists of 500,000,000 shares of common stock, $0.00001 par value, of which not more than 245 million common shares have been duly and validly issued prior to the issuance of the shares referred to in paragraph 2.01 and are outstanding as fully paid and non-assessable shares in the capital of ARCTIC, free and clear of all liens and encumbrances.

(f)
NASDAQ Quotation  The ARCTIC  Shares are quoted for trading through the facilities of the PINK SHEET Network (“PINKS”) are selling for an average price of $0.003 cents and no cease trading or similar order of NASDAQ or any other securities regulatory authority has been made or issued and is outstanding or is threatened to be made or issued which prohibits or restricts or would prohibit or restrict the quotation of ARCTIC  Shares nor is ARCTIC  aware of any reason or basis for or upon which any such order or ruling  could be made or issued.

(g)
Options   No person has any agreement or option, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, including convertible securities, warrants or convertible obligations of any nature, for the purchase, subscription, allotment or issuance of any shares or securities convertible into shares in the capital of ARCTIC .

(h)
Related Party Transactions No undisclosed indebtedness, liability (including fixed or contingent liability) or contract exists, directly or indirectly, between any shareholder, officer or director of ARCTIC or any member of the families of such persons (“Related Parties”) on the one hand and Strategic-Sterling on the other. Sterling has not voted on the transaction for ARCTIC as he has an interest in it.

(i)	Material Contracts ARCTIC is not subject to or bound by any material contract or commitment.

(j)
Litigation There is no action, suit, proceeding, claim or demand by any person which is threatened or outstanding against ARCTIC .  To the best of the knowledge of ARCTIC , there is no investigation by any governmental or other instrumentality, authority or agency pending or threatened against ARCTIC  and ARCTIC  knows of no valid basis for any such investigation. ARCTIC  is not subject to any judgment order or decree entered in any lawsuit or proceeding.

(k)
Assets  Strategic and Sterling  are the legal and beneficial owner of all of the Blake Ridge Claims and other property and assets (whether real or personal, tangible or intangible) now used or owned by it and Strategic has marketable contingent tenure over such title to all such property and assets free and clear of any and all claims, liens, mortgage, charges, security interests or other encumbrances.

(l)
Full Disclosure This Agreement does not contain any untrue statement of material fact or omit any statement of a material fact necessary in order to make the statements contained herein not misleading.  There is no fact known to ARCTIC  which materially adversely affects the business, prospects or financial condition of ARCTIC  or which might reasonably be expected to deter a reasonable purchaser from completing the transaction of purchase and sale herein contemplated which has not been set forth in this Agreement (other than economic conditions and factors applicable to business in general).

ARCTIC hereby acknowledges and agrees that Strategic will be relying on the representations and warranties made by ARCTIC in this Agreement in completing the transactions provided herein.  ARCTIC  hereby agrees not to do or cause anything to be done between the date of this Agreement and Closing which might cause any of the foregoing representations and warranties to be untrue at Closing.

(2)    Representations and Warranties of Strategic and Sterling  Each Company hereby represents and warrants to ARCTIC  as follows:

(a)
Organization Each Company is a corporation duly and validly incorporated and organized and validly subsisting under the laws of the State of Nevada (Sterling – New Zealand) and has all requisite corporate power, capacity and authority to own or lease its property and assets, and is in good standing in all jurisdictions in which the nature of the its business or the property owned or leased by it makes such qualification, licensing or registration necessary.

(b)	Power and Authority Each Company has all requisite corporate power, capacity and authority to enter into this Agreement and to perform the obligations of each Company provided in this Agreement.

(c)
Enforceability This Agreement and all other agreements and documents required to be delivered by each Company pursuant to this Agreement constitute, or at the time of delivery of the same will constitute, legal, valid and binding enforceable obligations of each Company.

(d)
Compliance with Laws  Each Company is conducting its business in compliance in all material respects with all applicable laws, regulations, policies, ordinances, codes, orders, deficiency notices, notices of violation or other notices concerning its business which have been issued by any regulatory or other governmental department, authority or agency and there are no matters under discussion with any such department, authority or agency relating to work orders, non-compliance orders, deficiency notices, notices of violation or other notices.

(e)
Outer Blake Ridge Claims and OCS Blake Ridge Lease Application Each Company is the legal and beneficial owner of the Outer Blake Ridge Claims and Blake Ridge OCS Lease Application in the percentage interests set out herein, free and clear of any and all claims, liens, mortgages, charges, security interests or other encumbrances.

(f)
Full Disclosure This Agreement does not contain any untrue statement of a material fact or omit any statement of a material fact necessary in order to make the statements contained herein not misleading.  There is no fact known to each Company which materially adversely affects the quality of title to the Outer Blake Ridge Claims or which might reasonably be expected to deter a reasonable purchaser from completing the transaction of purchase and sale herein contemplated which has not been set forth in this Agreement (other than economic conditions and factors applicable to business in general);

(d)

COVENANTS

(1)    Covenants of Strategic and Sterling   Each Company covenants and agrees to provide to ARCTIC all necessary information relating to the Outer Blake Ridge Claims and Blake Ridge OCS Lease Application, as is required from time to time for ARCTIC  to meet its reporting requirements as a reporting company under the Securities and Exchange Act of 1934 (U.S.).

(e)

CONDITIONS PRECEDENT

(1)    Conditions Precedent in Favor of ARCTIC  Closing is subject to the following conditions in favor of ARCTIC :

(a)
All of the representations and warranties of Strategic, and Sterling provided in this Agreement shall be true and correct in all material respects as of the date of this Agreement and at the time of Closing as if such representations and warranties had been made at and with reference to the time of Closing;

(b)	Strategic, and Sterling shall each have observed and performed all of the covenants and agreements provided in this Agreement which are to be observed and performed at or prior to Closing;

(c)
No action or proceeding shall he pending or threatened by any person, firm, corporation, governmental authority, regulatory body or agency to enjoin, restrict or prohibit the transactions contemplated in this Agreement; and

(d)	There shall have been no material adverse change in the assets, business, affairs or condition of any of Strategic or Sterling as provided or contemplated in this Agreement.

The conditions contained in this Section are included for the exclusive benefit of ARCTIC  and ARCTIC  shall be entitled to waive, in whole or in part, compliance with any condition or conditions contained in this Section if ARCTIC  sees fit to do so.

(2)    Conditions Precedent in Favor of Strategic and Sterling Closing is subject to the following conditions precedent in favor of Strategic:

(a)
All of the representations and warranties of ARCTIC  provided in this Agreement shall be true and correct in all material respects as of the date of this Agreement and at Closing as if such representations and warranties had been made at and with reference to Closing;

(b)	ARCTIC shall have observed and performed all of the covenants and agreements provided in this Agreement which are to be observed and performed at or prior to Closing;

(c)
No action or proceeding shall be pending or threatened by any person, firm, corporation governmental authority, regulatory body or agency to enjoin, restrict or prohibit the transactions contemplated in this Agreement;

(d)	There shall have been no material adverse change in the assets, business, affairs or condition of ARCTIC as provided or contemplated in this Agreement; and

(e)
The conditions contained in this Section 5.02 are included for the exclusive benefit of Strategic and Sterling and these companies shall be entitled to waive, in whole or in part, compliance with any condition or conditions contained in this Section if they see fit to do so.

(3)    Non-Fulfillment of Conditions by ARCTIC In the event that ARCTIC  is unable or unwilling to perform, satisfy or fulfill any condition on the part of ARCTIC  to be performed, satisfied, or fulfilled by ARCTIC  pursuant to this Agreement, whether pursuant to Section 5.02 hereof or otherwise, Strategic shall by notice in writing to ARCTIC  be entitled to terminate this Agreement without liability to Strategic whether for damages, costs, fees, expenses or other amounts.

(4)    Non-Fulfillment of Conditions by Strategic and Sterling In the event that any of the companies are unable or unwilling to perform, satisfy or fulfill any condition to be performed, satisfied or fulfilled pursuant to this Agreement, ARCTIC  shall by notice in writing to each of the companies be entitled to terminate this Agreement without liability to ARCTIC  whether for damages, costs, fees expenses or other amounts.

(f)

GENERAL

(1)    Survival of Representations and Warranties All representation, warranties, covenants and agreements of the Parties hereto provided in this Agreement shall survive Closing and not merge thereon provided that the representations and warranties provided in this Agreement shall only survive for three years following Closing.

(2)    Further Assurances Each of the Parties shall, whenever required by another Party, and at the expense of the requesting Party, execute and deliver such further assurances as may be reasonably requested from time to time in order to confirm or give effect to the transactions provided or contemplated in this Agreement.

(3)    Enurement This Agreement shall enure to the benefit of and be binding upon the Parties to this Agreement and their respective successors and assigns.  No Party may assign this Agreement or any or its rights under or interest in this Agreement without the consent of the others.

(4)    Notices All notices required or permitted to be given under this Agreement shall be given in writing by personal delivery (including courier delivery) or by prepaid registered mail or by facsimile. The address for notice to each of the Parties shall be as follows:

(b)	if to ARCTIC: Kelvin Williams, at 1785 E Sahara Ave, Suite 490 Las Vegas, NV 89104, Tel: 323-356-7777, Fax: 323-938-0859; E-mail: unoilgas@yahoo.com

(b)	If to Strategic: Peter Sterling, at 1319 s. Orange Grove Ave, Los Angeles CA 90019.

(b)	If to Sterling: Peter Sterling, at 1319 s. Orange Grove Ave, Los Angeles CA 90019.

Provided that any Party may change its address for notice by giving written notice to the others. Any notice shall he deemed to have been received on the date it is received at the address for notice of the Party to whom it is addressed (or in the case of a facsimile notice when received at the facsimile of the Party for whom it is intended).

(5)    Entire Agreement This Agreement contains all of the terms and conditions agreed upon between the Parties with respect to the subject matter of this Agreement and is not subject to any oral agreement or undertaking of any kind.

(6)    Time of the Essence Time shall be of the essence of this Agreement.

(7)    Governing Law and Attornment This Agreement and the rights and obligations of the Parties provided herein shall be governed by and construed in accordance with the laws of the State of Nevada, United States of America as a contract made, executed, delivered and entered into in the State of Nevada, United States of America.  Exclusive jurisdiction for any proceedings in relation to this Agreement is the State of Nevada, United States of America

(8)    Arbitration  Any controversy or claim, arising under, out of, or in any way relating to this Agreement including, without limitation, the execution, delivery, validity, enforceability, performance, breach, discharge, interpretation or construction of this Agreement, shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in the City of Las Vegas, Nevada, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Both parties consent to jurisdiction in the City of Las Vegas, Nevada.

EXECUTION
IN WITNESS WHEREOF the Parties have caused this Agreement to be executed by their duly authorized officers in such regard.

ARCTIC OIL & GAS CORP.

By:

       KELVIN WILLIAMS, DIRECTOR

STRATEGIC NINE CORPORATION.

By:

STERLING OIL AND GAS TRUST (NZ)

By:

LSKAVYAN ENERGY TRUST

By: